UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 5, 2018

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 16th Street, Suite 300, Denver, CO 80202

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 5, 2018, Real Goods Solar, Inc. (the “Company”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Iroquois Master Fund Ltd. and Iroquois Capital Investment Group LLC (collectively, “Iroquois”) pursuant to an undertaking made in the previously reported Cooperation Agreement, dated January 2, 2018, among the Company, Iroquois, Iroquois Capital Management LLC, Richard Abbe and Kimberly Page (the “Cooperation Agreement”). Under the Registration Rights Agreement, the Company has granted Iroquois (and its affiliates and permitted assigns) piggyback registration rights with respect to the 600,000 shares of Class A common stock the Company issued to Iroquois under the Cooperation Agreement (the “Iroquois Shares”). If in the future the Company files a registration statement for the offer or sale of any of its capital stock, the Company has agreed to also register on such registration statement the resale of the Iroquois Shares, subject to certain exceptions and the terms of the Registration Rights Agreement. The Company may satisfy its obligation to register the Iroquois Shares by filing a separate, stand-alone registration statement for the Iroquois Shares. The Company may postpone or withdraw the filing or the effectiveness of a registration statement filed to satisfy its obligations under the Registration Rights Agreement at any time in its sole discretion. The Company will pay the expenses of any registration under the Registration Rights Agreement. The Registration Rights Agreement contains customary indemnities, covenants and other provisions.

The Company believes that Iroquois is a beneficial owner of more than 5% of the Company’s Class A common stock. Also, Iroquois or their affiliates have participated in the Company’s past securities offerings.

The foregoing description of the Registration Rights Agreement does not purport to describe all of the terms and provisions thereof and is qualified in its entirety by reference to the copy of the Registration Rights Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company plans to present the attached presentation related to the Company’s business on June 7, 2018 during a conference call. Before the end of the first quarter ended March 31, 2018, the Company entered into an agreement for the sale of convertible notes and warrants and closed the transaction shortly after the end of the quarter. The attached presentation contains information showing the pro forma effect of the transaction on the Company’s results for its first quarter ended March 31, 2018 as if the transaction had closed before the end of the quarter. Management believes it is meaningful to investors to see the pro forma effect of the transaction given that the transaction straddled the end of the quarter and closed shortly thereafter. The presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company has posted a copy of the presentation in the investor relations section of its website.

The information under this Item 7.01 and the presentation attached hereto as Exhibit 99.1 are being furnished by the Company pursuant to Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the information contained under this Item 7.01 and the presentation attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Registration Rights Agreement, dated June 5, 2018, among Real Goods Solar, Inc., Iroquois Master Fund Ltd. and Iroquois Capital Investment Group LLC
99.1	Presentation, dated June 7, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Alan Fine
Alan Fine
Chief Financial Officer

Date: June 7, 2018